Exhibit 5

Schiff Hardin LLP
233 South Wacker Drive
Suite 7100
Chicago, IL 60606

T 312.258.5500
F 312.258.5600

schiffhardin.com
Robert J. Minkus
(312) 258.5584
rminkus@schiffhardin.com

November 1, 2018

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Re:    Registration Statement on Form S-8 – NiSource Inc. Retirement Savings Plan

Ladies and Gentlemen

We have acted as special counsel to NiSource Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) covering 900,000 shares of common stock, $.01 par value per share, of the Company (the “Shares”) to be issued under the NiSource Inc. Retirement Savings Plan (the “Plan”).

In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

Based upon the foregoing, it is our opinion that the 900,000 Shares, when issued in accordance with the terms of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement any such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.

NiSource Inc.

November 1, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ Robert J. Minkus
Robert J. Minkus